                                                                   EXHIBIT 10.11

                SUB-LICENSE OF TECHNOLOGY AND TRADEMARK RIGHTS

     This is a sub-license (the "Sub-license"), effective as of July 25, 1997, of the rights and obligations of PointCast Japan, L.L.C. (the "Sub-licensor"), a Delaware limited liability corporation, arising under the Technology and Trademark License Agreement, dated May 30, 1997 (the "Master License") between PointCast Incorporated, a California corporation ("PCI") and Sub-licensor, to PointCast K.K. (the "Sub-licensee"), a Japanese corporation.

                                    Recitals
                                    --------

     WHEREAS, PCI granted certain rights and licenses to Sub-licensor under the Master License (attached as Exhibit A hereto); and

     WHEREAS, Sub-licensor wishes to license its rights and licenses under the Master License to Sub-licensee in accordance with the terms set forth herein;

     NOW THEREFORE, the parties hereby agree as follows:

1.   Sub-license.
     -----------

     a.  Server-Side Technology Rights.  Subject to the terms and conditions of
         -----------------------------
this Sub-license and the Master License, Sub-licensor grants to Sub-licensee the exclusive right to use the Server-Side Technology licensed from PCI by Sub-Licensor, for the limited purpose of establishing and maintaining a Localized PointCast Network in the Territory.

     b.  Client-Side Software Rights.  Subject to the terms and conditions of
         ---------------------------
this Sub-license and the Master License, Sub-licensor grants to Sub-licensee the right to use, reproduce, market and distribute the object code for the Client-Side Software in the Territory, as licensed from PCI by Sub-licensor.

     c.  Trademark Rights.  Subject to the terms and conditions of this Sub-
         ----------------
license and the Master License, Sub-licensor grants to Sub-licensee a non-exclusive right to utilize the Marks utilized by PCI in connection with the Client-Side Software, solely in connection with the marketing, manufacture, distribution and promotion of the Client-Side Software, as licensed from PCI by Sub-licensor.

     d.  Restrictions.  The foregoing sub-licensed rights may not be sub-
         ------------
licensed or transferred to a third-party without the advance, written consent of PCI and Sub-licensor.

     e.  Reservation of Rights.  Sub-licensor reserves all rights granted to it
         ---------------------
in the Master License not expressly granted to Sub-licensee in this Sub-license.

     f.  Source Code; Reverse Engineering.  Sub-licensee shall have no rights to
         --------------------------------
any source code for the Client-Side Software or Server-Side Software. Sub-licensee shall not decompile, reverse engineer or otherwise attempt to derive, obtain or modify the source code for such software.

     g.  No Modification.  Sub-licensee shall not modify, translate or create
         ---------------
derivative works of all or any part of the technology sub-licensed herein.

     h.  Proprietary Notices.  Sub-licensee agrees to reproduce and include any
         -------------------
copyright or other proprietary rights notices of PCI in all copies, in whole or in part, of the Client-Side Software or Server-Side Technology or any other physical embodiment of the sub-licensed technology. Sub-licensee shall not remove any PCI copyright or other proprietary rights notices from any materials provided by Sub-licensor to Sub-licensee under this Agreement.

     i.  Homogeneous Network.  Sub-licensee shall not use the Client-Side
         -------------------
Software as part of a network that does not also use the Server-Side Technology, nor use the Server-Side Technology as part of a network that does not also use the Client-Side Software, nor use the same server(s) in a Localized PointCast Network and in any other broadcast network, without the express written consent of PCI and Sub-licensor.

     j.  U.S. Government Restricted Rights.  Sub-licensee acknowledges, shall
         ---------------------------------
state in every license agreement under which an end user that is an agency, department or entity of the United States Government ("Government") obtains rights to use the Client-Side Software or Server-Side Technology, and shall ensure that each such end user understands and agrees, that (i) use, reproduction, release, modification or disclosure of the Client-Side Software and Server-Side Technology, or any part thereof, including technical data, is restricted in accordance with Federal Acquisition Regulation ("FAR") 12.212 for civilian agencies and Defense Federal Acquisition Regulation Supplement ("DFARS") 227.7202 for military agencies, (ii) the Client-Side Software and Server-Side Technology are commercial products, which were developed at private expense, and (iii) use of the Client-Side Software and Server-Side Technology by any Government agency, department or other agency of the Government is further restricted as set forth in this Agreement.

2.   Representations and Warranties.
     ------------------------------

     a.  Representations and Warranties of the Sub-licensor.  The Sub-licensor
         --------------------------------------------------
represents and warrants to the Sub-licensee as follows:

          (i) The Sub-licensor is a limited liability company duly organized and validly existing under the laws of the State of Delaware and has full power, authority and legal right to execute and deliver this Sub-license, and to perform and observe the terms and conditions hereof;

          (ii) The execution and delivery of this Sub-license and the consummation of the transaction contemplated herein does not and will not result in any breach of any applicable law, regulation, order, writ, injunction or decree of any court or governmental authority (domestic or foreign) or of any of the terms, conditions or provisions of, or constitute a default under, or, with notice or lapse of time, or both, constitute a default under, or result in the creation of any lien upon any property or assets of the Sub-licensor pursuant to
(a) the charter documents of the Sub-licensor, (b) any laws, regulations or instruments governing the operations or activities of the Sub-licensor or (c) any indenture, agreement or other instrument to which the Sub-licensor is a party or by which it or its assets are bound;

          (iii) No authorization, approval, filing or consent, other than that provided for in Section 1(c) hereof, and no license, exemption, order, notice, registration or other action of any governmental agency or commission or public or quasi-public body or authority is necessary for the due execution and delivery by the Sub-licensor of this Sub-license;

          (iv) The Master License and this Sub-license have been duly authorized, executed and delivered by the Sub-licensor and constitute legal, valid and binding obligations of the Sub-licensor, enforceable against it in accordance with their respective terms;

          (v) The sub-licensed rights are free from all security interests, liens, pledges, encumbrances and claims;

          (vi) Since May 30, 1997, the Sub-licensor has not terminated, replaced, amended or waived any provision of the Master License;

          (vii) The Sub-licensor has not sub-licensed its rights under the Master License to any third party; and

          (viii) No judicial or administrative proceedings are pending to the knowledge of the Sub-licensor which would adversely affect its rights, obligations or licenses under this Sub-license or under the Master License.

     b.   Representations and Warranties of the Sub-licensee.  Sub-licensee
          --------------------------------------------------
represents and warrants to the Sub-licensor as follows:

          (i) The Sub-licensee is a company duly organized and validly existing under the laws of Japan and has full power, authority and legal right to execute and deliver this Sub-license, and to perform and observe the terms and conditions hereof;

          (ii) The execution and delivery of this Sub-license and the consummation of the transaction contemplated herein does not and will not result in any breach of any applicable law, regulation, order, writ, injunction or decree of any court or governmental authority (domestic or foreign) or of any of the terms, conditions or provisions of, or constitute a default under, or, with notice or lapse of time, or both, constitute a default under, or, result in the creation of any lien upon any property or assets of the Sub-licensee pursuant to
(a) the charter documents of the Sub-licensee, (b) any laws, regulations or instruments governing the operations or activities of the Sub-licensee or (c) any indenture, agreement or other instrument to which the Sub-licensee is a party or by which it or its assets are bound;

          (iii) No authorization, approval, filing or consent, and no license, exemption, order, notice, registration or other action of any governmental agency or commission or public or quasi-public body or authority is necessary for the due execution and delivery by the Sub-licensee of this Sub-license; and

          (iv) This Sub-license has been duly authorized, executed and delivered by the Sub-licensee and this Sub-license (including the obligations thereunder assumed by the Sub-licensee hereby) constitutes legal, valid and binding obligations of the Sub-licensee, enforceable against it in accordance with its terms.

3.   Payment; Taxes.
     --------------

     a. Fees.  At the end of each of Sub-licensee's fiscal quarters Sub-licensee
        ----
shall pay to Sub-licensor a licensing fee ("Royalty") of [*] percent ([*]) of Sub-licensee's gross revenues for such quarter. Upon Sub-licensee's operations becoming profitable, the parties agree that Sub-licensor shall be entitled to [*] for subsequent fiscal quarters, such [*] to be mutually agreed upon, which shall reflect a fair return to Sub-licensor and permit recoupment of the measure of Royalties previously foregone by Sub-licensor under the prior [*] percent rate. Within ten (10) days of the end of each such fiscal quarter, Sub-licensee shall report such revenue data to Sub-licensor as mutually agreed by the parties as necessary for determining the Royalty to be paid to Sub-licensor under this section.

     b. Taxes.  Sub-licensee shall, in addition to any other amounts payable
        -----
under this Agreement, pay all sales, use, value added or other taxes, federal, state or otherwise, however designated, which are levied or imposed by reason of the transactions contemplated by this Sub-license, excluding only taxes based on Sub-licensor's net income. Sub-licensee shall hold Sub-licensor harmless from all claims and liability arising from sub-licensee's failure to report or pay any such taxes, duties and assessments.

4.   Proprietary Rights and Confidential Information.
     -----------------------------------------------

     a. Ownership.  Except for the express licenses set forth in Section 2,
        ---------
nothing in this Agreement shall be construed as granting Sub-licensee any rights in the sub-licensed technology. PCI shall own all rights to the sub-licensed technology, including all patent rights, copyrights, trade secret rights and other intellectual property rights and rights to applications therefor (collectively, "Intellectual Property Rights") as well as all rights, including all Intellectual Property Rights, to any inventions, enhancements, improvements or derivative works of or relating to the sub-licensed technology, whether made by PCI, Sub-licensor or Sub-licensee. Sub-licensee shall take all actions and execute any documents necessary or appropriate to secure in PCI ownership of such rights.

     b. Confidentiality.  Sub-licensee acknowledges that the sub-licensed
        ---------------
technology constitutes PCI's confidential and proprietary information ("Confidential Information"). Sub-licensee agrees to treat the Confidential Information with at least the degree of care and protection with which it treats its own proprietary and confidential information, but in any event with no less than reasonable care and protection, and to use the Confidential Information only as expressly set forth herein.

     c. Return of Confidential Information.  Sub-licensee shall promptly
        ----------------------------------
return all Confidential Information (i) after termination of this Sub-license, or (ii) upon receipt by Sub-licensee of written notice requesting return of such Confidential Information.

5.   Disclaimer of Warranties.
     ------------------------

     ALL LICENSED TECHNOLOGY (INCLUDING SOFTWARE) PROVIDED BY SUB-LICENSOR UNDER THIS AGREEMENT IS PROVIDED "AS IS." SUB-LICENSOR PROVIDES NO WARRANTIES, EITHER EXPRESS, IMPLIED, STATUTORY, OR


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

OTHERWISE, WITH RESPECT TO ANY SUCH TECHNOLOGY AND SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT.

6.   Indemnity.
     ---------

     Sub-licensor agrees to indemnify Sub-licensee and PCI and hold each harmless against any cost, loss, liability or expense (including attorneys' fees) arising out of claims against either which result from Sub-licensee's use or distribution of the sub-licensed technology.

7.   Limitation of Liability.
     -----------------------

     EACH PARTY AGREES THAT, EXCEPT UNDER SECTION 6 OR IN CONNECTION WITH A BREACH OF SECTION 4 OR ANY INFRINGEMENT OF PCI'S INTELLECTUAL PROPERTY RIGHTS, THE OTHER PARTY'S LIABILITY FOR DAMAGES ARISING OUT OF THIS AGREEMENT SHALL IN NO EVENT EXCEED ONE MILLION DOLLARS (US$1,000,000). EACH PARTY FURTHER AGREES THAT, EXCEPT UNDER SECTION 6 OR IN CONNECTION WITH A BREACH OF SECTION 4 OR ANY INFRINGEMENT OF PCI'S INTELLECTUAL PROPERTY RIGHTS, THE OTHER WILL NOT BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, INDIRECT, OR EXEMPLARY DAMAGES ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EACH PARTY ACKNOWLEDGES THAT THE AMOUNTS PAYABLE HEREUNDER ARE BASED IN PART ON THESE LIMITATIONS, AND FURTHER AGREES THAT THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

8.   Term and Termination.
     --------------------

     a.  Effective Date and Term.  This Sub-license shall be effective as of the
         -----------------------
Effective Date and shall continue in perpetuity unless terminated as set forth in this Section 8.

     b.  Termination.  Either party shall have the right to terminate this Sub-
         -----------
license effective upon written notice to the other party upon the occurrence the following events: (i) in the event the other party fails to comply with any of the terms and conditions of this Sub-license and such default has not been cured within sixty (60) days after written notice to the other party; (ii) in the event the Master License between PCI and Sub-licensor is terminated; (iii) in the event Sub-licensee dissolves; or (iv) in the event the other party (A) terminates or suspends its business, (B) becomes subject to any bankruptcy or insolvency proceeding under any U.S., state or other national or governmental statute or law, (C) becomes insolvent or subject to direct control by a trustee, receiver or similar authority, or (D) has wound up or liquidated, voluntarily or otherwise.

     c.  Effect of Termination.  The obligations of Sub-licensor and Sub-
         ---------------------
licensee in Sections 2, 3, 4, 5, 6, 7, 8 and 9 shall survive termination of this Sub-license. Termination of this Sub-license shall not relieve either party for any liability that accrued prior to such termination.

9.   Miscellaneous.
     -------------

     a.  Assignment.  All the terms and provisions of this Sub-license shall be
         ----------
binding upon and inure to the benefit of the parties to this Sub-license and to their respective heirs, successors, assigns and legal representatives, except that Sub-licensee shall not assign its rights under this Sub-license to anyone without the prior written consent of PCI and Sub-licensor. Sub-licensee shall be entitled to assign this Sub-license to a successor of all or substantially all of its relevant assets without restriction.

     b.  Entire Agreement.  This Sub-license, together with the Exhibits hereto,
         ----------------
constitutes the entire agreement among the parties with respect to the subject matter hereof and shall supersede all prior understandings and agreements between the parties with respect to such subject matter. This Sub-license may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     c.  Amendment. This Sub-license may be amended only by a written instrument
         ---------
signed by both parties.

     d.  Notices.  Any and all notices, requests, demands and other
         -------
communications required or otherwise contemplated to be made under this Sub-license shall be in writing and in English and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile, upon receipt of a transmittal confirmation, (c) if sent by registered airmail, return receipt requested, postage prepaid, on the sixth business day following the date of deposit in the mail or (d) if by international courier service, on the second business day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed to the sender by such courier service. All such notices, requests, demands and other communications shall be addressed as follows:

        (i)   If to the Sub-licensor:

              PointCast Japan, L.L.C.
              Sumitomoseimei Akasaka Bldg.
              3-3-3, Akasaka, Minato-ku
              Tokyo, Japan  107
              Attention:  Hiroshi Kaizuka
              Telephone:  011 81 3 3586 2880
              Facsimile:  011 81 3 3584 6079


        (ii)  If to the Sub-licensee:

              PointCast K.K.
              Toshin Aoyama Building
              3F, Shibuya 2-10-13, Shibuya-ku
              Tokyo 150, Japan
              Attention:  Douglas W.C. Boake

              Telephone:  011 81 3 5468 1260
              Facsimile:  011 81 3 5468 1275

or in each case to such other address or facsimile number as the party may have furnished to the other party in writing.

     e.  Governing Law. This Sub-license shall in all The parties hereby agree
         -------------
that all disputes respects be governed by the laws of the State of arising out of this Sub-license shall be subject California without reference to its principles of to the exclusive jurisdiction of and venue in conflicts of laws. the federal and state courts within Santa Clara Sub-licensee hereby consent to the personal and exclusive jurisdiction and venue of these courts.


     f.  Import and Export Controls. Sub-licensee understands that Sub-licensor
         --------------------------
may be subject to regulation by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries. Any and all obligations of Sub-licensor to provide the sub-licensed technology, as well as any technical assistance, shall be subject in all respects to such United States laws and regulations and shall from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, International Trade Administration, or Office of Export Licensing. Sub-licensee warrants that it shall comply in all respects with the export and reexport restrictions set forth in the export license (if necessary) for the sub-licensed technology.

     IN WITNESS WHEREOF, the parties have executed this Sub-license as of the Effective Date set forth above.

SUB-LICENSOR:                                       SUB-LICENSEE:

POINTCAST JAPAN, L.L.C.                             PointCast K.K.


BY: /s/ Douglas Boake                               BY: /s/ Douglas Boake
   -----------------------------                       -------------------------

NAME:   Douglas Boake                               NAME:   Douglas Boake
     ---------------------------                         -----------------------

TITLE:  Manager                                     TITLE:  President
      --------------------------                          ----------------------